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                            SOFTWARE RESELLER AGREEMENT


THIS AGREEMENT is entered into as of January 15, 1999, by and between HOUSTON INTERWEB DESIGN, INC., a Texas corporation ("Interweb") and Eduardo F. Azcoitia, dba Proses, a Texas Corporation ("Reseller").

WHEREAS, Interweb has the right to license the Software Product(s); and

WHEREAS, the parties desire that Interweb license to Reseller the right to market and distribute Software Product(s) manufactured and hosted by Interweb, such distribution to be authorized on a stand-alone basis, subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the foregoing, and in reliance on the mutual agreements contained herein, the parties agree as follows:

1.   DEFINITIONS

     1.1 "Software Product(s)." Interweb's computer program(s) in Object Code form as listed and described in Interweb's attached Confidential Product and Price List Exhibit, together with associated Documentation, and any fixes, updates, or upgrades which are delivered to Reseller by Interweb under this initial Agreement or under any other agreement or arrangement between the parties.

     1.2   "Documentation."  User's guides for the Software Product(s).

     1.3 "Object Code." The representation of Software Product(s) in the binary instruction code form suitable for execution by a computer.

     1.4 "Source Code." The representation of Software Product(s) in a relatively high-level computer programming language.

     1.5 "Distributors." Distributors, wholesalers, and retailers of computer and/or software products.

     1.6 "End-Users." Customers who acquire Software Product(s) for their internal use and not for redistribution, remarketing, time-sharing, or service bureau use.

     1.7   "Field of Use." All industries.

     1.8 "End-User License Terms." Terms and conditions described in the attached End-User License Terms Exhibit to be incorporated into an End-User license agreement by Reseller for use in the distribution of Software Product(s).

     1.9 "Proprietary Rights." Any and all rights in and with respect to patents, copyrights, Confidential Information, know-how, trade secrets, moral rights, contract or licensing rights, confidential and proprietary information protected under contract or otherwise under law, and other similar rights or interests in intellectual or industrial property.


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     1.10  "Indemnify."  To fully defend and indemnify the designated party to be indemnified, its officers, directors, employees, agents and other representatives, and to pay any and all liabilities, losses and damages (including awards of court costs and attorneys' fees) resulting from the subject claim.

     1.11 "Confidential Information." Information (i) relating to the architecture, design, and coding methodology embodied in the Software Product(s); (ii) embodied herein regarding the terms and conditions of this Agreement; and (iii) disclosed by one party to the other regarding past, present, or future marketing and business plans, customer lists, and lists of prospective customers.

           1.11.1 "Confidential Information" includes all tangible materials which contain the information described above, including without limitation, written or printed documents and electronic media.

           1.11.2 "Confidential Information" does not include (i) information which is or becomes generally known or available through no act or failure to act by the receiving party; (ii) is already known by the receiving party as evidenced by its written records, (iii) is rightfully furnished to the receiving party by a third party without restriction or disclosure; or (iv) is independently developed by the receiving party without reference to Confidential Information.

     1.12 "Technical Support Terms." Those terms and conditions set forth in the attached Technical Support Terms Exhibit, and by reference incorporated herein.

     1.13  "Territory."  Mexico, Colombia and the United States.

     1.14 "Effective Date." The date of execution hereof by both parties as specified in the preamble hereof.

2.   LICENSE AND RESTRICTIONS

     2.1 Grant of License. Subject to the limitations and restrictions provided in this Section 2 and to the other terms and conditions of this Agreement, Interweb hereby grants, and Reseller hereby accepts, the limited right and license:

           2.1.1 Use License - to practice, use, and operate the Software Product(s) and only those of Interweb's Proprietary Rights embodied therein which are necessary for purposes of the reasonable exercise and enjoyment of the limited rights granted herein.

           2.1.2 Distribution License - to distribute and display the Software Product(s) on a standalone basis as authorized herein, only in Object Code form, only as limited by the Field of Use, and only to End-Users located within the Territory through a single tier of distribution consisting only of sales personnel with face-to-face contact with End-Users.

           2.1.3 End-User Sublicenses - to grant sublicenses for Software Product(s) only to End-Users, only for purposes of use and not for redistribution, only in conformity with the Sublicense Terms, and only in written form and signed by the Reseller.


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     2.2   Non-Exclusive License.  The license granted herein is non-exclusive.
Interweb may distribute the Software Product(s) both on a stand-alone basis and as combined with other software without restriction.

     2.3 Exclusive Dealing Restriction. During the term hereof, Reseller shall not distribute, or act as an agent or representative of any developer, publisher, or manufacturer, of software programs that are functionally comparable or intended, by applicable marketing and promotional programs directed to such products, to compete directly with the Software Product(s).

     2.4 Internal Use of Software Product(s). Reseller may use the Software Product(s) to process Reseller's own internal data without restriction. Reseller is not authorized to process data for third parties.

     2.5 Restriction on Promotional Copies. Notwithstanding anything to the contrary contained herein, distribution of promotional or demonstration copies of Software Product(s) by Reseller without payment of fair market value in money is not authorized, except for a maximum of the lesser of (i) five percent (5%) of copies distributed, or (ii) 500 copies per year during the term hereof.

     2.6   Trademark Rights; Product Naming.

           2.6.1 Reseller is hereby granted the limited right and license to reproduce Interweb's trademark(s) associated with the Software Product(s) on marketing materials and advertising for the Software Product(s), subject to a right of prior approval by Interweb for purposes of determining accuracy and correctness. Reseller shall not otherwise use such trademarks for any purpose without the prior written approval of Interweb.

           2.6.2 Reseller is not authorized (i) to alter or modify Interweb's trademark(s) associated with the Software Product(s), or (ii) to market or distribute the Software Product(s) under any other product name or trademark.

     2.7 Export. Software Product(s), including associated technical data, are subject to United States export control laws, and may be subject to export or import regulation in other countries. If Reseller is authorized to distribute Software Product(s) outside the United States at any time during the term hereof, Reseller agrees to comply strictly with all such regulations, and acknowledges that it has the responsibility to obtain such licenses to export, re-export, or import Software Product(s). Reseller shall, at its own expense, obtain and arrange for the maintenance in full force and effect of all governmental approvals, consents, licenses, authorizations, declarations, filings and registrations as may be necessary or advisable for the performance of the terms and conditions of this Agreement, including without limitation, fair trade approvals.

     2.8 Retained Rights. All rights that are not expressly granted to Reseller herein are retained by Interweb.

3.   INTERWEB'S MARKETING AND SUPPORT RESPONSIBILITIES

     3.1 Duties of Interweb. Interweb shall at its expense unless otherwise provided:

           3.1.1 Manufacture Software Product units and host sites for Reseller.


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           3.1.2    Provide to Reseller two (2) days (consisting of 8 hours
each) and up to 20 hours tech training/support of training at Interweb's facility or at a mutually agreeable location regarding the use and operation of the Software Product(s), all travel and lodging expenses to be the sole responsibility of Reseller; additional training, if requested by Reseller, will be provided at Interweb's then-current rates for consulting services.

           3.1.3 Provide technical support only to Reseller in accordance with the Technical Support Terms. Interweb shall charge fees for technical support as provided in the Technical Support Terms.

     3.2 Standard of Performance. Interweb shall use reasonable efforts to perform the marketing and support responsibilities described above.

4.   RESELLER'S MARKETING AND SUPPORT RESPONSIBILITIES

     4.1 Duties of Reseller. Reseller shall at its expense unless otherwise provided:

           4.1.1 Design and print product advertising and collateral materials for the Software Product(s).

           4.1.2 Develop and implement positioning strategies for the Software Product(s).

           4.1.3 Provide to Interweb within thirty (30) days of the Effective Date a written marketing plan describing the projected sales for Software Product(s) for the initial term hereof together with the strategies and tactics for achieving the projected results.

           4.1.4 Provide suitable press releases and public relations efforts for the initial launch of Software Product(s), together with ongoing public relations activities.

           4.1.5 Promote, market, and distribute the Software Product(s) only through sales personnel with face-to-face contact with End-Users; sales personnel may be employees and/or sales agents selected by Reseller.

           4.1.6 Comply with all limitations and restrictions on marketing and distribution provided in Section 2.


     4.2 Standard of Performance. Reseller shall use its reasonable efforts to perform the marketing and support responsibilities described above.

5.   PAYMENT, AND TAXES

     5.1 This Agreement Controls. Notwithstanding the content of Reseller's purchase orders, this Agreement shall take precedence over such purchase order, and any conflicting, inconsistent, or additional terms of Reseller's purchase order shall be null and void.

     5.2   Price and Payment.


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           5.2.1    Price; Resale Prices.  Subject to the terms and conditions set forth in the Confidential Product and Price List, Reseller shall pay the price per unit for the Software Product(s) as indicated on the Confidential Product and Price List. Retail prices indicated by Interweb from time-to-time are binding on Reseller, and Reseller is free to determine its own resale pricing structure by bundling individual components as long as the minimum levels of each upsell/enhancement as defined on Attachment A are maintained.

           5.2.2 Payment Terms. Payment terms are in full on the 10th day of each month if such day is a business day and on the next business day after the 10th if such date is a weekend or holiday. Payment is calculated on the gross revenues received in each month and subject to the pricing provisions above in
5.2.1 and in the Confidential Product and Price List. Interweb reserves the right in its reasonable commercial judgment to place Reseller on credit hold, in which event Interweb will promptly inform Reseller, and Interweb may suspend Reseller orders.

           5.2.3 Taxes and Duties. The prices stated are exclusive of income taxes, sales or use taxes, ad valorem taxes, duties, licenses, or levies imposed on the production, storage, sale, transportation or use of the Software Product(s). Reseller shall pay all such charges either as levied by taxing authorities or as invoiced by Interweb, or, in lieu thereof, Reseller shall provide an exemption certificate acceptable to the relevant taxing authorities.

6.   WARRANTIES

     6.1 Interweb's Limited Performance Warranty. For a period of ninety (90) days commencing with the date of purchase by the End-User, Interweb warrants that the unmodified Software Product(s) shall (i) perform substantially in accordance with any provided Documentation, and (ii) be free of defects in materials and workmanship. Reseller's sole and exclusive remedy for breach of this warranty shall be limited to the prompt repair or replacement of the affected Software Product unit at Interweb's expense.

     6.2 Disclaimer. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, INTERWEB DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

           6.2.1 SPECIFICALLY, INTERWEB MAKES NO REPRESENTATION OR WARRANTY THAT ANY SOFTWARE PRODUCT IS FIT FOR ANY PARTICULAR PURPOSE, AND ANY IMPLIED WARRANTY OF MERCHANTABILITY IS LIMITED TO THE DURATION OF THE LIMITED WARRANTY COVERING THE DELIVERABLES ONLY, AND IS OTHERWISE HEREBY EXPRESSLY DISCLAIMED. BECAUSE SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF IMPLIED WARRANTIES, THE ABOVE LIMITATION MAY NOT APPLY.

           6.2.2 RESELLER EXPRESSLY ACKNOWLEDGES THAT NO REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS AGREEMENT HAVE BEEN MADE RESPECTING THE GOODS OR SERVICES TO BE PROVIDED HEREUNDER, AND THAT RESELLER HAS NOT RELIED ON ANY REPRESENTATION NOT EXPRESSLY SET OUT HEREIN.

     6.3 Reseller's Performance Warranty. Reseller is free to offer separate and additional warranty terms regarding the Software Product(s)in Reseller's name only, but Reseller shall not bind Interweb to such additional terms.

     6.4   Rights Warranties.


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           6.4.1    Right to Contract and License.  Interweb has the authority to enter into this Agreement and the right to grant the rights and licenses granted to Reseller herein without breach of obligation to any third party; and the performance of this Agreement will not breach any obligation to any third party.

           6.4.2 No Encumbrances. Interweb hereby represents and warrants that the Software Product(s), and any prior or subsequent versions thereof (including any components thereof), as of the Effective Date and throughout the term hereof is not pledged, covered, collaterally assigned as security, or otherwise affected in any way by any bank loan, equipment financing, lending, or security arrangement, or other such arrangement which is entered into by or binding upon Interweb in any way.

           6.4.3 Right to Quiet Enjoyment. Interweb hereby represents and warrants that the Reseller, and any prior or subsequent versions thereof (including any components thereof), as of the Effective Date and throughout the term hereof, does not contain any virus, Trojan horse, worm, or other software routine designed to permit unauthorized access to the associated computer system, or to disable, erase or otherwise damage software, hardware, or data, or to perform other similar actions; and does not contain or implement any back door, time bomb, software lockout key or device, drop dead device, or other software routine designed to disable a computer program, either automatically with the passage of time or under the positive control of a person other than Reseller.

7.   INDEMNIFICATION

     7.1 Reseller's Indemnity For Product Liability and Software Product Warranties. Subject to the terms and conditions provided herein regarding all Indemnities, Reseller shall Indemnify Interweb from and against any product liability or warranty claim regarding the Software Product(s) as a component of Software Product(s).

     7.2 Rights Indemnities. Subject to the terms and conditions provided herein regarding all Indemnities, Interweb shall Indemnify Reseller against any breach by Interweb of any of the rights warranties stated above.

     7.3 Infringement Indemnity of Reseller. Subject to the terms and conditions hereof, Reseller shall Indemnify Interweb against any claim that any material which Reseller combines or bundles with the Software Product(s) or derivative works based thereon created by Reseller infringes any Proprietary Right of a third party.

     7.4 Infringement Indemnity of Interweb. Subject to the terms and conditions hereof, Interweb shall Indemnify Reseller against any claim that the Software Product(s) used by Reseller within the scope of this Agreement infringes any Proprietary Right of a third party.

     7.5 Infringement Indemnity Terms and Conditions. The infringement Indemnities shall not apply to the extent that any third party's infringement claim is based upon modifications, enhancements and other revisions to the material which have been made by Indemnified party or by parties operating under license from or authorization by the Indemnified party. In the event of any ruling of infringement by a court of competent jurisdiction, or if the
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Indemnifying party shall, at its expense and after notice to and consultation with the Indemnified party, at the Indemnifying party's option either:

           7.5.1 modify the subject infringing material so as not to infringe, or replace such infringing material with a material that does not infringe; provided, however, that any modified or replacement material provided by Interweb shall have the same functionality, operating characteristics, compatibility and interoperability as the infringing material being modified or replaced; or

           7.5.2 if Reseller is the Indemnified party, Interweb shall obtain a license for Reseller to continue using the subject material, free of any future liability from the claiming party.

     7.6 Conditions to All Indemnities. All Indemnities are subject to the following conditions:

           7.6.1 The Indemnified party notifies the Indemnifying party in writing within thirty (30) days of being apprised of the claim.

           7.6.2 The Indemnifying party has sole control of the defense and all related settlement negotiations, subject to the right of Indemnified party to participate in and monitor such defense, at its own cost and option and through its own counsel, for the purpose of consulting with the Indemnifying party's counsel.

           7.6.3 The Indemnified party provides the Indemnifying party with the assistance, information, and authority necessary to perform as required above, provided that reasonable costs and expenses incurred by the Indemnified party in providing such assistance and information will be reimbursed by the Indemnifying party.

8.   LIMITATION OF LIABILITY

     8.1 Interweb's Limitation of Actual Damages. Except for rights and infringement Indemnities, Interweb's liability to Reseller for actual damages from any cause whatsoever, and regardless of the form of the action, whether in contract, tort (including negligence), product liability or otherwise, will be limited to the amounts paid to Interweb hereunder.

     8.2 Disclaimer. NEITHER PARTY WILL BE LIABLE TO THE OTHER IN ANY EVENT FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING ANY DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, OR LOSS OF BUSINESS INFORMATION), EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE. BECAUSE SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, THE ABOVE LIMITATIONS MAY NOT APPLY.

9.   PROPRIETARY RIGHTS

     9.1 Title to Software Product(s). Under this Agreement, Reseller acquires only a license for the Software Product(s) and does not acquire any rights of ownership of any Proprietary Rights embodied therein. All right, title and interest in and to the Proprietary Rights embodied in the Software Product(s) shall at all times remain the property of Interweb or its licensors.

     9.2   Confidential Information.  Each party acknowledges that the other
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of this Agreement.  Each party further acknowledges the other party's assertion that the other party's Confidential Information is deemed to include valuable trade secrets and confidential business information proprietary to the other party and/or third parties. Accordingly, each party shall (i) take reasonable steps to keep the Confidential Information disclosed by the other party confidential, and (ii) use and disclose such Confidential Information only with the receiving party's employees and contractors who have a need to know and only for the purposes of fulfilling this Agreement, or for purposes of disclosure to affiliated companies and professional advisors for the purpose of disclosing the party's internal business.

     9.3 Confidentiality of Software Product(s). Specifically regarding the Software Product(s), Reseller acknowledges Interweb's claim that the Software Product(s) embodies valuable trade secrets proprietary to Interweb. Accordingly, Reseller shall take reasonable measures to protect the Software Product(s) from unauthorized access, disclosure, and use, including without limitation, the placement of any Proprietary Rights notice on the Software Product(s) that is reasonably requested by Interweb. Reseller shall not:

           9.3.1 Distribute, transfer, loan, rent, or provide access to the Software Product(s), except as provided herein.

           9.3.2 Remove or add any Proprietary Rights notice associated with the Software Product(s) without the express written permission of Interweb.

           9.3.3 Disassemble or decompile the Software Product(s) for any purpose.

     9.4 Injunctive Relief. The parties hereby agree that any breach of this Section regarding Proprietary Rights would constitute irreparable harm, and that the aggrieved party shall be entitled to specific performance and/or injunctive relief in addition to other remedies at law or in equity.

10.  TERM AND TERMINATION

     10.1 Term of Agreement. The initial term of this Agreement shall commence as of the Effective Date hereof and shall continue for a period of one (1) year.

     10.2 Renewal. The initial term hereof shall automatically renew for successive one (1) year terms upon reseller attaining either of the following sales levels; (1) 4,000 sites sold, or (2) average daily sales of at least 30 sites (over 22 sales days for a total of 660 sites sold) in the month prior to the start of new annual term. Upon renewal, Interweb will set new average daily sales numbers and annual minimum sales levels to be met in the following year and such amounts shall not be unreasonable taking into consideration the then current year sales levels and in no event shall such new levels be higher than 150% of the previous years levels. Both the initial term and any renewal term are subject to earlier termination as otherwise provided herein.


     10.3 Automatic Termination. Unless Interweb promptly after discovery of the relevant facts notifies Reseller to the contrary in writing, this Agreement will terminate immediately without notice upon the institution of insolvency, bankruptcy, or similar proceedings by or against Reseller, any assignment or attempted assignment by Reseller for the benefit of creditors, or any appointment, or application for such appointment, of a receiver for Reseller.

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     10.4  Termination by Interweb for Cause.  Interweb may terminate this
Agreement and all licenses granted herein for a material breach by Reseller which remains uncured after thirty (30) days from receipt by Reseller of written notice describing the nature of the breach.

     10.5 Termination by Reseller for Cause. Reseller may terminate this Agreement for a material breach by Reseller which remains uncured after thirty
(30) days from receipt by Interweb of written notice describing the nature of the breach.

     10.6 Acknowledgment and Waiver. The parties acknowledge that the provisions of this Section are essential, fair, and reasonable, and that the occurrence of any of the events described herein shall constitute good, just, and sufficient cause for the termination or nonrenewal of this Agreement. The parties further acknowledge that any amounts spent in the performance of this Agreement shall be spent with the understanding that this Agreement may not be renewed. Accordingly, each party hereby waives any claim against the other for loss or damage of any kind (including, without limitation, damages or other compensation for unjust enrichment, loss of prospective profits, reimbursement for expenditures or investments made, or commitments entered into or goodwill), due to failure of the parties to renew this Agreement or upon expiration to make a similar agreement.

     10.7 Inventory Sell-Down Period. Upon the expiration hereof, but not in cases of termination by Interweb for cause, Reseller may continue to distribute its then-current inventory of Software Product(s), but in no event no longer than three (3) months after expiration or termination. During this period, the provisions of this Agreement shall continue in force to the extent required for the limited purpose of permitting OEM to distribute its current inventory of Software Product(s).

     10.8 Continuing Obligations. The following obligations shall survive the expiration or termination hereof and the distribution grace period provided above: (i) any and all limitations of liability and Indemnities granted by either party herein, (ii) any covenant granted herein for the purpose of protecting the Proprietary Rights of either party or any remedy for breach thereof, (iii) the payment of taxes, duties, or any money to Interweb hereunder, and (iv) the payment of compensation for monthly hosting fees.

11.  DISPUTE RESOLUTION

     11.1 Documentation. Except for actions to protect Proprietary Rights and to enforce an arbitrator's decision hereunder, all disputes, controversies, and claims arising out of the terms, operation, or interpretation of this Agreement shall be initiated by a written demand for resolution, documented in writing, and escalated through the appropriate levels of management of each party, up to and including a corporate officer responsible for this Agreement, until resolution of the issue is achieved or those officers agree that the dispute cannot be resolved.

     11.2 Arbitration. If the dispute cannot be resolved by the parties as provided above within thirty (30) days from the date of the written demand for resolution, the dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. The proceedings shall be held in Houston, Texas under the


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auspices of the AAA.  As a minimum set of rules in the proceeding, the parties agree as follows:

           11.2.1 The arbitration proceeding shall be held by a single arbitrator mutually acceptable to the parties. If the parties cannot agree on a single arbitrator within fifteen (15) days after the date written demand for the appointment of an arbitrator is made, each party shall identify one independent individual, and these individuals shall then meet to appoint a single arbitrator. If an arbitrator still cannot be agreed upon within an additional thirty (30) days, one shall be appointed by the AAA. The arbitrator shall be knowledgeable regarding the personal computer and software industries.

           11.2.2 The parties shall equally bear the costs and fees of the arbitration proceeding, and each party shall bear its own legal expense.

           11.2.3 Any arbitration proceeding hereunder shall be conducted on a confidential basis.

           11.2.4 The arbitrator shall specify the basis of his/her decision and the basis for any damages awarded. The decision of the arbitrator shall be considered as a final and binding resolution of the dispute, and may be entered as judgment in any court of competent jurisdiction in the United States. Each party agrees to submit to the jurisdiction of any such court for purposes of the enforcement of any such decision, award, order, or judgment.

           11.2.5 The parties shall agree upon what, if any, discovery will be made available. If the parties cannot agree on the form of discovery within fifteen (15) days of the written demand for the appointment of the arbitrator, there shall be neither discovery nor the issuance of subpoenas. In no event, however, shall any such discovery take more than one (1) month.

           11.2.6 Neither party shall sue the other where the basis of the suit is a disagreement arising directly under the express terms of this Agreement except for (i) injunctive relief for Infringement or misappropriation of Proprietary Rights, or (ii) enforcement of the arbitrator's decision in the event the other party is not performing in accordance with the arbitrator's decision.

12.  GENERAL PROVISIONS

     12.1 Notices. All notices shall be given in writing and shall be effective when either (i) served by personal delivery, (ii) upon receipt of mail sent as certified mail, return receipt requested, or (iii) upon receipt of facsimile transmission if verified by a written or electronic record of the transmission, provided that any such communication is addressed to the parties at their respective addresses and/or facsimile numbers set forth below, or to such other address or numbers as either party may later specify by written notice or provide as part of the performance of this Agreement.

           If to Interweb:

           Houston Interweb Design, Inc.
           1770 St. James
           Suite 515
           Houston, TX  77056
           Contact:  Lee Magness
           Telephone: (713) 627 - 9494


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           Facsimile: (713) 627 - 2744

           If to Reseller:

           Eduardo F. Azcoitia
           13050 Champions Park #1201
           Houston, TX 77069
           Telephone: (281) 397 - 0273
           Facsimile: (281) 397 - 0273

     12.2 Merger; Amendment. This Agreement shall not be considered an offer by either party, and it shall not be effective until signed by both parties. This Agreement constitutes the entire understanding of the parties with respect to the subject matter of this Agreement and merges all prior communications, understandings, and agreements. This Agreement may be modified only by a written agreement signed by the parties.

     12.3 Independent Contractors. The relationship of the parties is that of independent contractor, and nothing herein shall be construed to create a partnership, joint venture, franchise, employment, or agency relationship between the parties. Reseller shall have no authority to enter into agreements of any kind on behalf of Interweb and shall not have the power or authority to bind or obligate Interweb in any manner to any third party.

     12.4 Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions shall remain in full force and effect.

     12.5 No Implied Waivers. The failure of either party to enforce at any time any of the provisions hereof shall not be a waiver of such provision, or any other provision, or of the right of such party thereafter to enforce any provision hereof.

     12.6 Governing Law. This Agreement shall be construed under the laws of the State of Texas, without regard to its principles of conflicts of law.

     12.7 Force Majeure. Neither party shall be liable for damages for any delay or failure of delivery arising out of causes beyond their reasonable control and without their fault or negligence, including, but not limited to, Acts of God, acts of civil or military authority, fires, riots, wars, or embargoes.

     12.8 Multiple Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     12.9 Assignment. Reseller shall not assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement, without Interweb's prior written consent. Any attempted assignment or delegation in contravention of this provision shall be void and ineffective and shall be deemed to be a material breach hereof.

     12.10 Change of Control. In the event of the direct or indirect taking over or assumption of control or merger of Reseller or substantially all of its assets by any government authority or other third party, Interweb shall have the right to terminate this Agreement upon first giving written notice to Reseller.

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

     12.11 Attached Exhibit(s). This Agreement includes the attached exhibit(s) listed below, which are hereby incorporated in this Agreement by reference.

           Confidential Product and Price List Exhibit A
           Sublicense Terms Exhibit B
           Technical Support Terms Exhibit C


IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed below.

HOUSTON INTERWEB DESIGN, INC.             Reseller:


By:  /s/ Harry White               By: /s/ Eduardo F. Azcoitia
     ---------------------------       ------------------------------
     Harry White - CEO                 Eduardo F. Azcoitia


Title:  CEO                        Title: Director
       -------------------------          ---------------------------

Date:  1-27-99                     Date:  Jan-27-1999
       -------------------------          ---------------------------


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